UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2015

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 N. Rogers Road, Olathe, Kansas 66062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 764-1045

N/A
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 28, 2015, Hooper Holmes, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”), by and among the Company, Farmers New World Life Insurance Company and Portamedic, Inc., relating to a claim made by Farmers against each of Portamedic and the Company challenging the validity of charges for services billed to Farmers by certain examiners engaged by Portamedic and the Company (the “Claim”) during the periods both prior to (dating back to 2010) and following the closing of the sale by the Company of its Portamedic line of business to Piston Acquisition, Inc., a subsidiary of American Para Professional Systems, Inc. (and now known as Portamedic, Inc.).

Under the terms of the Asset Purchase Agreement, dated August 15, 2013, between the Company and Piston Acquisition, Inc., the Company agreed to indemnify Portamedic in connection with the subject matter of the Claim. Under the terms of the Settlement Agreement, the Company agreed to pay Farmers a total of $400,000 (or direct that Portamedic pay Farmers such amount from funds held back by Portamedic pursuant to the terms of the Asset Purchase Agreement) within 10 days of the date of the Settlement Agreement in exchange for a full release of Portamedic and the Company from Farmers in connection with such Claim. In addition, upon payment to Farmers of the settlement amount as described above, each of the Company and Portamedic released one another to the same extent as Farmers’ release of each of Portamedic and the Company.

In connection with entering into the Settlement Agreement, the Company has directed Portamedic to pay Farmers the settlement amount referred to above and deduct that sum from the funds being held back by Portamedic under the Asset Purchase Agreement.

The Company currently anticipates filing claims with its insurance carrier with respect to the conduct by the examiners underlying the Claim and pursuing other legal action against such examiners.

CAUTIONARY STATEMENT -- Certain information in this Current Report on Form 8-K is forward-looking, including our intentions as to the filing of claims by the Company with its insurance carrier and the pursuit by the Company against the examiners underlying the Farmers claim. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond the Company’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to adverse legal developments in the matter or related matters or substantive changes in the applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2015	HOOPER HOLMES, INC.

	By:	/s/ Tom Collins
Tom Collins
Senior Vice President and Chief Financial Officer